Exhibit 99.1

SupportSoft Reports First Quarter 2008 Financial Results

REDWOOD CITY, Calif., May 5, 2008 — SupportSoft, Inc. (NASDAQ: SPRT), a provider of software and services that make technology work, today reported unaudited financial results for its first quarter ended March 31, 2008.

Q1 Financial Summary

Total revenue for the first quarter of 2008 was $11.6 million, an increase of 12 percent from $10.4 million in the first quarter of 2007.  For the first quarter of 2008, total enterprise revenue was $10.9 million and total consumer revenue was $703,000. Enterprise revenue of $10.9 million consisted of $3.0 million of license revenue, $4.0 million of maintenance revenue and $3.9 million of service revenue.

On a GAAP basis, net loss for the first quarter of 2008 was $3.6 million, or $(0.08) per share, compared to a net loss of $5.6 million, or $(0.13) per share, in the first quarter of 2007.

Non-GAAP net loss for the first quarter of 2008 was $2.4 million, or $(0.05) per share, compared to a non-GAAP net loss of $4.2 million, or $(0.09) per share, in the first quarter of 2007. Non-GAAP results exclude stock compensation expenses, amortization of intangible assets and restructuring charges. These items totaled $1.2 million for the first quarter of 2008 and $1.5 million for the first quarter of 2007. A reconciliation of GAAP to non-GAAP results is presented in the tables below.

Cash and total marketable securities at March 31, 2008 were $107.4 million, compared to $112.9 million at December 31, 2007.

“In the first quarter, we executed well against our key objectives in both of our business segments. We delivered non-GAAP profitability in our enterprise segment and grew revenue substantially in our consumer segment,” said Josh Pickus, President and CEO of SupportSoft.

“Looking forward, in our enterprise segment, we continue to be focused on optimizing performance.  On the consumer side, we believe we are establishing a leadership position in this emerging market.  While we expect modest growth in consumer revenue in the second quarter due to the timing of partner rollouts, we are augmenting our investment to prepare for the balance of the year,” concluded Pickus.

Recent Company Highlights

Consumer Segment

•      First quarter 2008 consumer revenue grows by 100% from fourth quarter 2007

•      Retail partner Office Depot announces plans for nationwide availability of comprehensive Tech Depot services offering

•      Geographic reach of consumer initiative expands through program with leading Irish telecommunications provider Eircom

•      Service delivery capability grows with acquisition of award-winning provider YourTechOnline.com and deployment of first work-from-home agents

Enterprise Segment

•                  Enterprise segment delivers first quarter 2008 non-GAAP profitability

•                  Company releases ServiceGateway™ 4.0 for remote device provisioning and management, introducing new features, functionality and architecture

•                  Bharti Airtel uses SupportSoft technology to offer India’s first automated broadband self-care solution, including automated installation and enhanced customer care

Financial Outlook

For the second quarter of 2008, SupportSoft currently expects total revenue of $11.6 million to $12.0 million and a non-GAAP net loss of $(0.08) to $(0.11) per share. This guidance includes the anticipated Q2 2008 impact of today’s announced acquisition of YourTechOnline.com.  Anticipated non-GAAP results exclude stock-based compensation expenses and amortization of intangible assets. We do not provide guidance on a GAAP basis because the Company does not forecast its future stock based compensation expenses.

Conference Call

SupportSoft will host a conference call discussing the Company’s first quarter 2008 results and second quarter activities on Monday, May 5, 2008 starting at 4:30 p.m. EDT (1:30 p.m. PDT). A live webcast of the call will be available on the Investor Relations section of the Company’s web site at http://www.supportsoft.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the SupportSoft website or by dialing (866) 510-0708 and entering passcode 7957-8098.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding our expected future performance as well as assumptions underlying or relating to such statements of expectation, all of which are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We are subject to many risks and uncertainties that may materially affect our business and future performance and cause those forward-looking statements to be inaccurate. All statements in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “outlook,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “forecasts,” “estimates,” “goal,” and similar expressions often identify such forward- looking statements. Forward-looking statements in this press release include, without limitation, the following: the Company’s expected revenue and non-GAAP net loss for the second quarter of 2008; expectations regarding the progress of our collaboration with partners (including the Office Depot national expansion) and the anticipated impact of those relationships on our business; anticipated contribution to our revenue from our consumer operations; our continuing ability to run our enterprise business profitably; assessments of our future growth; and our future plans, investments and opportunities.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: our dependence on our third-party alliances and partnerships to help us provide our software and services to consumers; the potential that such partnerships take longer than we expect to produce revenue or do not produce revenue; the potential that delays or cancellation of third-party programs (including Office Depot) that include our software and services could decrease our revenues; our ability to achieve broad adoption and acceptance of our offerings; the potential for a decrease in revenue caused by our reliance on a few large transactions that generally occur at the end of reporting periods; long sales cycles; the ability of our software to operate with hardware and software platforms that are used by our customers now or in the future; our ability to compete successfully in the consumer technology support market and the support automation software market; our limited experience in servicing consumers directly; our ability to manage headcount changes including reductions in force; our ability to manage home-based consumer technology support agents, which we have only recently begun to hire; our ability to successfully integrate any acquisitions including YourTechOnline.com; our ability to profitably manage our enterprise business, including our professional services organization and its cost structure; expectations regarding our international business; fluctuation in our quarterly results; diversion of management attention to strategic matters or litigation; our ability to accurately predict performance; our ability to attract and retain key employees; our ability to obtain sufficient patent protection; the uncertain economic conditions in the United States and in international markets; further weakness or changes in the market for auction rate securities; a determination, upon completion of further quarterly closing and review procedures, that the financial results for the first quarter are different than the results set forth in this press release; as well as other risks detailed from time to time in our SEC filings, including those described in the “Risk Factors” section in our most recent Annual Report on Form 10-K filed with the SEC on March 13, 2008. You can locate these filings on the Investor Relations page of our website, http://www.supportsoft.com/investors.

Statements included in this release are based upon information known to SupportSoft as of the date of this release, and SupportSoft assumes no obligation to publicly revise or update any forward-looking statement for any reason.

Disclosure Regarding Non-GAAP Financial Measures

SupportSoft has excluded stock-based compensation expenses, amortization/write-down of intangible assets and restructuring charges from its GAAP results in order to determine the non-GAAP financial measures of net income/loss and net income/loss per share.  Each of the excluded items (as such items are applicable to particular time periods) is discussed in more detail below.

Stock-based compensation — we believe that the non-GAAP measures, excluding stock-based compensation expenses, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations.  Management excludes stock-based compensation expense when evaluating its performance from period to period because such expenses do not require cash settlement and because such expenses are not used by management to assess the performance of the Company’s business.

Amortization/write-down of intangible assets — the Company does not acquire businesses on a predictable cycle; therefore management excludes acquisition-related intangible asset amortization and related charges when evaluating its operating performance.  The Company also excludes such charges as they represent non-cash expenses.

Restructuring charges — we believe the non-GAAP measures, excluding restructuring charges, provide meaningful supplemental information to investors in understanding our ongoing operational costs and expenses, without the broad-based termination costs that comprised our restructuring expense.  The Company does not undertake significant restructurings on a predictable basis and, as result, excludes associated charges in order to enable better and more consistent evaluation of the Company’s operating expenses before and after such actions are taken.

SupportSoft uses these non-GAAP financial measures internally to evaluate its performance from period to period and against the performance of other software companies, many of which present similar non-GAAP financial measures. We also believe that investors benefit from seeing “through the eyes of management” as our operating budgets and compensation programs are based on the non-GAAP financial measures we present in this press release.

Finally, SupportSoft believes the non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow SupportSoft, all of whom present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by the Company facilitate an “apples to apples” comparison of our performance with the financial projections published by the analysts.

The economic substance behind our decision to use such non-GAAP measures is that such measures approximate our controllable operating performance more closely than the most directly comparable GAAP financial measures.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities and reliance solely on non-GAAP measures may lead management to make business decisions with unanticipated economic consequences on the Company’s GAAP financial results. We compensate for this limitation by not relying exclusively on non-GAAP financial measures to make business decisions. We also continuously reevaluate which non-GAAP measures are appropriate.

Amounts related to first quarter of 2008 are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.

About SupportSoft

SupportSoft (NASDAQ: SPRT) is a leading provider of software and services that make technology work. The Company’s solutions reduce technology support costs, improve customer satisfaction and enable new revenue streams for companies reaching 50 million users worldwide. The Company also provides Instant Technology Relief® to consumers and small businesses through a series of channel partners and www.support.com. For more information about the Company and its enterprise offerings, visit www.supportsoft.com; for Instant Technology Relief to consumer and small business technology problems, visit www.support.com or dial 1-800-PC-SUPPORT.

Investor Contact

Carolyn Bass, Daniel Wood

Market Street Partners

(415) 445-3235

sprt@marketstreetpartners.com

Media Contact

Renee Gray

SupportSoft, Inc.

(512) 985-5205

renee.gray@supportsoft.com

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2008 (1)	2007 (2)	2007 (2)
Revenue:

License	$2,974	$4,055	$3,248
Maintenance	4,002	4,050	3,923
Services	3,949	4,515	3,255
Consumer revenue	703	—	—

Total revenue	11,628	12,620	10,426

Costs and expenses:
Cost of license	51	76	38
Cost of maintenance	549	657	638
Cost of services	3,753	5,364	4,518
Cost of consumer revenue	1,240	—	—
Amortization/write-down of intangible assets	30	1,999	272
Research and development	2,235	2,370	2,271
Sales and marketing	6,386	7,275	7,406
General and administrative	2,356	2,078	2,543

Total costs and expenses	16,600	19,819	17,686

Loss from operations	(4,972)	(7,199)	(7,260)

Interest income and other, net	1,449	1,506	1,853

Loss before income taxes	(3,523)	(5,693)	(5,407)

Provision for income taxes	(108)	(113)	(215)

Net loss	$(3,631)	$(5,806)	$(5,622)

Net loss per share:
Basic	$(0.08)	$(0.13)	$(0.13)
Diluted	$(0.08)	$(0.13)	$(0.13)

Shares used in computing per share amounts:
Basic	46,150	46,069	44,930
Diluted	46,150	46,069	44,930

Note 1:  2008 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.

Note 2:  In January 2008, we reorganized the Company and created two business units, consumer and enterprise.  Prior to 2008, the Company conducted its business in one segment.  Both enterprise and consumer revenues, costs and operating expenses are incorporated into the overall company results for these periods.  See the segment information table included in this press release for more information.

SUPPORTSOFT, INC.

RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP FINANCIAL MEASURES (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2008 (2)	2007 (3)	2007 (3)

GAAP costs and expenses	$16,600	$19,819	$17,686
Amortization/write-down of intangible assets	(30)	(1,999)	(272)
Restructuring charges	—	(1,172)	(17)
Stock-based compensation	(1,174)	(1,211)	(1,184)
Non-GAAP costs and expenses	15,396	15,437	16,213

Detail of costs and operating expenses:
GAAP cost of maintenance	549	657	638
Restructuring charges	—	(82)	—
Stock-based compensation	(19)	(21)	(16)
Non-GAAP cost of maintenance	530	554	622

GAAP cost of services	3,753	5,364	4,518
Restructuring charges	—	(227)	(13)
Stock-based compensation	(176)	(193)	(184)
Non-GAAP cost of services	3,577	4,944	4,321

GAAP cost of consumer revenue	1,240	—	—
Restructuring charges	—	—	—
Stock-based compensation	(11)	—	—
Non-GAAP cost of maintenance	1,229	—	—

GAAP cost of research and development	2,235	2,370	2,271
Restructuring charges	—	(160)	—
Stock-based compensation	(145)	(143)	(116)
Non-GAAP cost of research and development	2,090	2,067	2,155

GAAP cost of sales and marketing	6,386	7,275	7,406
Restructuring charges	—	(675)	(4)
Stock-based compensation	(405)	(454)	(454)
Non-GAAP cost of sales and marketing	5,981	6,146	6,948

GAAP cost of general and administrative	2,356	2,078	2,543
Restructuring charges	—	(28)	—
Stock-based compensation	(418)	(400)	(414)
Non-GAAP cost of general and administrative	1,938	1,650	2,129

GAAP loss from operations	(4,972)	(7,199)	(7,260)
Amortization/write-down of intangible assets	30	1,999	272
Restructuring charges	—	1,172	17
Stock-based compensation	1,174	1,211	1,184
Non-GAAP loss from operations	(3,768)	(2,817)	(5,787)

GAAP loss before income taxes	(3,523)	(5,693)	(5,407)
Amortization/write-down of intangible assets	30	1,999	272
Restructuring charges	—	1,172	17
Stock-based compensation	1,174	1,211	1,184
Non-GAAP loss before income taxes	(2,319)	(1,311)	(3,934)

GAAP net loss	$(3,631)	$(5,806)	$(5,622)
Amortization/write-down of intangible assets	30	1,999	272
Restructuring charges	—	1,172	17
Stock-based compensation	1,174	1,211	1,184
Non-GAAP net loss	$(2,427)	$(1,424)	$(4,149)

Basic net loss per share
GAAP	$(0.08)	$(0.13)	$(0.13)
Non-GAAP	$(0.05)	$(0.03)	$(0.09)

Diluted net loss per share
GAAP	$(0.08)	$(0.13)	$(0.13)
Non-GAAP	$(0.05)	$(0.03)	$(0.09)

Shares used in computing per share amounts (GAAP)
Basic	46,150	46,069	44,930
Diluted	46,150	46,069	44,930

Shares used in computing per share amounts (Non-GAAP)
Basic	46,150	46,069	44,930
Diluted	46,150	46,069	44,930

Note 1:  The adjustments above reconcile the Company’s GAAP financial results to the non-GAAP financial measures used by the Company. The Company’s non-GAAP financial measures exclude amortization/write-down of intangible assets, restructuring charges and stock-based compensation expenses from the GAAP financial results. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Company’s GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.  See the text of this press release for more information on non-GAAP financial measures.

Note 2:  2008 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.

Note 3:  In January 2008, we reorganized the Company and created two business units, consumer and enterprise.  Prior to 2008, the Company conducted its business in one segment. Both enterprise and consumer revenues, costs and operating expenses are incorporated into the overall company results for these periods.  See the segment information table included in this press release for more information.

SUPPORTSOFT, INC.

GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,	March 31,
	2008 (1)	2007 (2)	2007
	(unaudited)		(unaudited)
Assets
Current assets:
Cash and short-term marketable securities	$83,427	$112,940	$119,079
Accounts receivable, net	10,944	10,087	10,528
Prepaid expenses and other current assets	1,783	2,531	2,762
Total current assets	96,154	125,558	132,369
Long-term marketable securities	23,934	—	—
Property and equipment, net	1,949	2,086	2,323
Goodwill	9,792	9,792	9,792
Intangible assets, net	1,685	340	2,883
Other assets	753	682	800

Total assets	$134,267	$138,458	$148,167

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued compensation	$2,407	$2,781	$2,707
Other accrued liabilities	3,584	3,421	3,458
Deferred revenue	10,207	10,502	11,304
Other long-term liabilities	937	892	611
Total liabilities	$17,135	$17,596	$18,080

Stockholders’ equity:
Common stock	$5	$5	$4
Additional paid-in-capital	213,557	212,188	205,651
Accumulated other comprehensive loss	(2,240)	(772)	(756)
Accumulated deficit	(94,190)	(90,559)	(74,812)
Total stockholders’ equity	$117,132	$120,862	$130,087

Total liabilities and stockholders’ equity	$134,267	$138,458	$148,167

Note 1:         2008 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.

Note 2:         Derived from audited financial statements

SUPPORTSOFT, INC.

SEGMENT INFORMATION

(in thousands)

(unaudited)

	Three Months Ended March 31, 2008
	Enterprise	Consumer	Other	Consolidated Total
Revenue:
License	$2,974	$—	$—	$2,974
Maintenance	4,002	—	—	4,002
Services	3,949	—	—	3,949
Consumer	—	703	—	703
Total revenue	10,925	703	—	11,628
Segment operating costs and expenses	(8,121)	(5,337)	—	(13,458)
Amortization of intangible assets	—	—	(30)	(30)
Common corporate expenses	—	—	(1,938)	(1,938)
Stock-based compensation	—	—	(1,174)	(1,174)
Interest income and other, net	—	—	1,449	1,449
Income (loss) before income taxes	$2,804	$(4,634)	$(1,693)	$(3,523)

Consumer Segment.  In our consumer segment, we provide premium technology support to consumers over the phone and the internet for a fee.  We offer our services to consumers through retailers, digital service providers and other companies who provide technology products and services to consumers.  We also provide our services directly to consumers through www.support.com.

Enterprise Segment.  Our enterprise customers use our software to resolve technical problems for their customers. Digital service providers use our products to automate the installation, activation and verification of broadband services, to reduce the cost and improve the quality of support for customers, and to enable the remote management of devices located at customer premises.  Corporate IT departments and IT outsourcing firms use our software to improve the cost-effectiveness and efficiency of their support through an integrated portfolio of proactive service, self service and assisted service products.

Other. This category consists of common corporate expenses such as general and administrative expenses, stock-based compensation expenses, amortization of intangible assets, interest income, and other income or expenses, which are items that we do not allocate to our business units.

2008 amounts are subject to completion of management’s and its independent registered public accounting firm’s customary closing and review procedures.